UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2005
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following properties on the dates indicated below:

Friendswood Shopping Center; Friendswood, Texas

On December 8, 2005, MB REIT purchased, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., a fee simple interest in an existing retail center in Friendswood, Texas for a cash purchase price of approximately $14.5 million of which approximately $1.3 million was placed in a separate escrow to fund a future Earnout of 6,523 gross leasable square feet of vacant space and 6,180 gross leasable square feet of leased space that is still under construction by the tenants, respectively.  The center contains approximately 67,428 of gross leasable square feet (excluding ground lease space).

Cinemark-Webster; Webster, Texas

On December 9, 2005, MB REIT purchased from an unaffiliated third party, A-K 18 Cinema #2, L.P., a fee simple interest in an existing single-user building in Webster, Texas for a cash purchase price of approximately $14.7 million.  The building contains approximately 39,081 of gross leasable square feet.

Item 9.01.  Financial Statements, ProForma Financial Information and Exhibits

(a)

Financial Statements

Audited financial statements will be filed for Friendswood Shopping Center and Cinemark - Webster as part of the NewQuest Property Portfolio under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	December 14, 2005